101 South Queen Street
Martinsburg, WV 25401
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Morgantown, WV 26501
                                                                     501 Avery Street
Parkersburg, WV 26101
                                                                    Southpointe Town Center
1800 Main Street, Suite 200
Canonsburg, PA 15317
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Attorneys at Law

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bowlesrice.com
November 15, 2024

The Board of Directors Burke & Herbert Financial Services Corp. 100 S. Fairfax Street Alexandria, Virginia 22314	EXHIBIT 5.1
Re:    Registration Statement on Form S-3 of Burke & Herbert Financial Services Corp.
Ladies and Gentlemen:
This opinion is being rendered to you in connection with the filing by Burke & Herbert Financial Services Corp., a Virginia corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration and proposed issuance and sale from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act of up to an aggregate offering price of $350 million of the following securities of the Company:
(i)    shares of common stock, $0.50 par value per share (“Common Stock”);
(ii)    shares of serial preferred stock, $1.00 par value per share, in one or more series (“Preferred Stock”);
(iii)    debt securities (“Debt Securities”), which may be either senior debt securities or subordinated debt securities and which may be issued in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (“Trustee”);
(iv)    warrants to purchase Common Stock, Preferred Stock, Debt Securities, or other securities of the Company (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, “Warrant Agents”);

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(v)    depositary shares representing fractional shares of Preferred Stock (“Depositary Shares”) issued pursuant to one or more deposit agreements between the Company and a bank or trust company, as depositary (each, a “Depositary Agreement”);
(vi)    subscription rights for the purchase of Common Stock, Preferred Stock, or Debt Securities (“Rights”);
(vii)    purchase contracts representing an obligation to purchase Common Stock, Preferred Stock, Debt Securities, Depositary Shares or Warrants (“Purchase Contracts”), which may be issued under one or more purchase contract agreements proposed to be entered into by the Company (each, a “Purchase Contract Agreement”); and

(viii)    units consisting of any combination of two or more Registered Securities (as defined herein) (“Units”), which may be issued under one or more unit agreements proposed to be entered into by the Company (“Unit Agreements”).
Together, Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Rights, Purchase Contracts, and Units are referred to as “Registered Securities.” Registered Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have made such legal and factual investigations as we deemed necessary for purposes of this opinion. We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Articles of Incorporation, as amended and as currently in effect (the “Articles”); (c) the Company’s Bylaws, as amended and as currently in effect (the “Bylaws”); (d) the resolutions of the board of directors of the Company (the “Board”) dated October 24, 2024, with respect to the filing of the Registration Statement; and (e) such other certificates and other instruments and documents as were deemed necessary for purposes of the opinions hereafter expressed. In our investigation, we have assumed the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.
The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Registered Securities offered pursuant to the Registration Statement:
(A)    the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of any Preferred Stock, Debt Securities, Warrants, Depositary Shares, Rights, Purchase Contracts, or Units being offered (and in the case of Warrants, Rights, Purchase Contracts, or Units, any such Registered Securities that are

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components thereof or issuable with respect thereto), (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of such Registered Securities and related matters, and (iii) duly reserved for issuance any Registered Securities consisting of Common Stock or Preferred Stock, and any Common Stock or Preferred Stock for or into which any other Registered Securities are exercisable, exchangeable or convertible, and, in the case of all of (i) through (iii), such authorizations and actions shall remain in effect and unchanged at all times during which such Registered Securities are offered, sold or issued by the Company;
(B)    the definitive terms of each class and series, if applicable, of Registered Securities, and the terms of the issuance and sale of Registered Securities (i) shall have been duly established in accordance with all applicable law, the Articles, the Bylaws, and any Indenture (including any necessary supplemental indenture), Warrant Agreement, Depositary Agreement, Rights Agreement, Purchase Contract Agreement, Unit Agreement, and any other relevant agreement relating to the terms and the offer and sale of such Registered Securities (collectively, the “Documents”), and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;
(C)    any Document relating to the terms of Registered Securities (but excluding any Document relating to the terms of the Debt Securities or the Depositary Shares) shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia;
(D)    any Document relating to the terms of the Debt Securities or the Depositary Shares shall be governed by and construed in accordance with the internal laws of the State of New York;
(E)    upon issuance of any shares of Common Stock or Preferred Stock, including as a component of Units or upon exercise, conversion or exchange of other Registered Securities, (i) the total number of shares of Common Stock or Preferred Stock issued and outstanding shall not exceed the total number of shares of Common Stock or Preferred Stock that the Company is then authorized to issue under the Articles and (ii) the Company will receive consideration in an amount not less than the aggregate par value of such shares of Common Stock;
(F)    Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of Units, Registered Securities that are components thereof), and any certificates representing the relevant Registered Securities (including any Registered Securities issuable upon exercise, conversion or exchange of other Registered Securities and, in the case of Units, Registered Securities that are components thereof), shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in

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accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party;
(G)    each applicable Document and any other relevant agreement relating to the offer and sale of Registered Securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company);
(H)    the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded;
(I)    a prospectus supplement, if required, shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing Registered Securities offered thereby;
(J)    Registered Securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and any applicable prospectus supplement; and
(K)    in the case of an agreement or instrument pursuant to which any Registered Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.
Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions set forth herein, it is our opinion that:
(1)Common Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement, (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement or (iii) upon conversion or exercise of any other Registered Securities, in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise, and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;
(2)Preferred Stock, when (a) duly issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly

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authorized committee thereof or a duly authorized officer of the Company) may determine, will be validly issued, fully paid and nonassessable;
(3)Debt Securities, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable purchase agreement, underwriting agreement, indenture or other similar agreement or (ii) upon exercise of Rights or Warrants as contemplated by the Registration Statement and applicable prospectus supplement, (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, and (c) the applicable Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, will be legally issued and valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by: (I) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (II) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (III) public policy considerations that may limit the rights of parties to obtain remedies; (IV) the waivers of any usury defense contained in any Indenture or Debt Securities that may be unenforceable; (V) requirements that a claim with respect to any Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (VI) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies;
(4)Warrants, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of an applicable, valid and binding warrant agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company;
(5)Depositary Shares when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding Depositary Agreement or other similar agreement, (b) shares of the Preferred Stock relating to any Depositary Shares have been deposited with the depositary therefor, (c) any depositary receipts representing Depositary Shares have been duly executed, authenticated, issued and sold in the manner and for the consideration stated in the applicable Depositary Agreement and (d) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will (i)

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be validly issued, and (ii) entitle their holders to the rights specified in the Depositary Agreement and the depositary receipts;
(6)Rights, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable, valid and binding rights agreement or other similar agreement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company;
(7)Purchase Contracts, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and the provisions of an applicable Purchase Contract Agreement or other similar agreement, (b) the actions described in paragraph (1) above have been taken if such Purchase Contracts relate to the issuance and sale of Common Stock, (c) the actions described in paragraph (2) above have been taken if such Purchase Contracts relate to the issuance and sale of Preferred Stock, (d) the actions described in paragraph (3) above have been taken if such Purchase Contracts relate to the issuance and sale of Debt Securities, and (e) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company, except to the extent that enforcement thereof may be limited by: (I) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (II) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (III) public policy considerations that may limit the rights of parties to obtain remedies; and
(8)Units, when (a) duly executed, authenticated, issued and sold in accordance with the Registration Statement and applicable prospectus supplement and either (i) in accordance with the provisions of any applicable, valid and binding Unit Agreement or other similar agreement or (ii) upon exercise of Rights as contemplated by the Registration Statement and applicable prospectus supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company, and any Common Stock or Preferred Stock that is a component of such Units will be validly issued, fully paid and nonassessable, and any Debt Securities, Warrants or Depositary Shares that are components of such Units will be valid and binding obligations of the Company.
Our opinions set forth in the paragraphs above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, including, to the extent applicable, the rights or remedies of creditors of a “financial company” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act); and (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible

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unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.
In addition, we express no opinion regarding (i) the submission of jurisdiction to the extent it relates to the subject matter jurisdiction of any court, (ii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings, (iii) the waiver of any right to have service of process made in the matter prescribed by applicable law, (iv) the appointment of any person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion, (v) the enforceability of indemnification or contribution provided for in the definitive agreements governing Registered Securities for claims, losses or liabilities in an unreasonable amount or for claims, losses or liabilities attributable to the indemnified party’s negligence, (vi) the ability of any person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding, (vii) any right to the appointment of a receiver, (viii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process, (ix) any waiver or limitation concerning mitigation of damages, (x) the availability of the right of rescission, (xi) the creation, perfection or priority of any security interest, or (xii) any law or regulation relating to federal, state or local taxation, federal or state environmental regulation, local laws, labor laws, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, the Employee Retirement Income Security Act of 1974 and similar matters.
This opinion letter is based as to matters of law solely on the federal laws of the United States of America, the Virginia Stock Corporation Act, as amended, and with respect to the opinions set forth in paragraphs (3) and (4) above, the laws of the State of New York and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state, municipal law or the laws of any local agencies within any state. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. As used herein, the term “Virginia Stock Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Constitution of Virginia and reported judicial decisions interpreting these laws.
We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. Registered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to update this opinion letter after the date that the Registration Statement is initially declared effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).
We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as Exhibit 5.1 to the Registration

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Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Respectfully yours,

s/Bowles Rice LLP

Bowles Rice LLP